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                                                                   EXHIBIT 10.22

                        CONSOLIDATED TERM PROMISSORY NOTE



$2,146,660.93                                                     April 3, 2002


         FOR VALUE RECEIVED, in the manner, on the dates and in the amounts herein stipulated, NATURAL GAS SERVICES GROUP, INC., a Colorado corporation ("Borrower"), hereby promises and agrees to pay to the order of WESTERN NATIONAL BANK, a national banking association ("Lender"), in Midland, Midland County, Texas, the principal sum of Two Million One Hundred Forty Six Thousand Six Hundred Sixty and 93/100 Dollars ($2,146,660.93) in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, together with interest on the unpaid principal amount hereof from time to time outstanding until maturity at a rate per annum which shall from day to day be equal to the lesser of (a) one percent (1.00%) over the Prime Rate (the "Established Rate") in effect from day to day (calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days) or (b) the Highest Lawful Rate. Each change in the rate of interest charged under this Consolidated Term Promissory Note (this "Note") shall, subject to the terms hereof, become effective, without notice to Borrower, upon the effective date of each change in the Prime Rate or the Highest Lawful Rate, as the case may be. Notwithstanding the foregoing, if at any time the Established Rate exceeds the Highest Lawful Rate, the rate of interest on this Note shall be limited to the Highest Lawful Rate, but any subsequent reductions in the Established Rate shall not reduce the rate of interest hereon below the Highest Lawful Rate until the total amount of interest accrued hereon approximately equals the amount of interest which would have accrued hereon if the Established Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of this Note, the total amount of interest paid or accrued hereon is less than the amount of interest which would have accrued if the Established Rate had at all times been in effect, then, at such time and to the extent permitted by applicable laws, Borrower shall pay to Lender an amount equal to the difference between (a) the lesser of the amount of interest which would


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have accrued if the Established Rate had at all times been in effect or the amount of interest which would have accrued if the Highest Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on this Note. Interest calculations may be made ten days prior to any interest install ment due date under this Note, in which event, if there is an adjustment in the interest rate in accordance with the terms hereof during such ten- day period, then Borrower shall subsequently, on demand, pay to Lender any underpayment, or Lender shall pay to Borrower, any overpayment, as the case may be, as a result of any adjustment during such ten-day period.

         This Note is given in renewal, rearrangement and consolidation, but not extinguishment or novation, of the Term A Promissory Note, Term B Promissory Note and the Term C Promissory Note, and is the Consolidated Term Promissory Note referred to in the Loan Agreement, dated as of September 15, 1999, as amended by that certain First Amendment and Waiver to Loan Agreement, dated as of March 9, 2001, as further amended by that certain Second Amendment to Loan Agreement, dated as of March 20, 2001, as further amended by that certain Third Amendment and Waiver to Loan Agreement, dated as of July 25, 2001, as further amended by that certain Fourth Amendment to Loan Agreement, dated as of December 12, 2001, and as further amended by that certain Fifth Amendment to Loan Agreement, dated as of April 3, 2002 (said Loan Agreement, as amended, and as the same may be further amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), by and between Borrower and Lender, and is subject to the terms and conditions thereof. Reference is made to the Loan Agreement for provisions for the disbursement of funds hereunder and for a further statement of the rights, remedies, powers, privileges, benefits, duties and obligations of Borrower and Lender under the Loan Agreement and this Note. Terms used herein which are defined in the Loan Agreement shall have such defined meanings unless otherwise defined herein. The holder of this Note shall be entitled to the benefits of the Loan Agreement.

         The principal of this Note shall be due and payable (a) in forty- seven consecutive monthly installments of $45,746.00 each, with the first such installment being due and payable on April 15, 2002, and a like installment being due and payable on the fifteenth day of each succeeding month to and including February 15, 2006; and (b) one final installment



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in an amount equal to all remaining unpaid principal and accrued and unpaid interest on this Note shall be due and payable on March 15, 2006. Interest, computed on the unpaid balance of this Note, shall be due and payable as it accrues, on the same dates as, but in addition to, the installments of principal. All payments and prepayments shall be applied first to accrued and unpaid interest, and the balance to principal. Partial prepayments of principal shall be applied to the installments of principal thereof in the inverse order of their maturity. All of the past due principal and accrued interest hereunder shall, at the option of Lender, bear interest from maturity (stated or by acceleration) until paid at a rate per annum equal to the Highest Lawful Rate.

         This Note is secured as provided in the Loan Agreement and in the other Loan Papers, to which reference is hereby made for a description of the properties and assets in which a lien and security interest has been granted, the nature and extent of the security, the terms and conditions upon which the liens and security interests were granted and the rights of the holder of this Note with respect thereto.

         Time is of the essence of this Note. Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

         Borrower and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of protest, notice of dishonor, notice of intent to accelerate and notice of acceleration), demand, presentment for payment, protest, diligence in collecting or bringing suit and the filing of suit for the purpose of fixing liability, and consent that the time of payment hereof may be extended and re-extended from time to time without notice to them or any of them, and each agrees that his, her or its liability on or with respect to this Note shall not be affected, diminished or impaired by any (a) release of any security at any time existing for this Note, (b) substitution for any security at any time existing for this Note, or (c) failure to perfect (or to maintain perfection of) any lien on or security interest in any such security, in each case in whole or in part, with or without notice, before or after maturity.



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         It is the intention of Borrower and Lender that Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated by the Loan Agreement and this Note would be usurious as to Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to Lender notwithstanding the other provisions of the Loan Agreement and this Note), then, in that event, notwithstanding anything to the contrary in this Note, the Loan Agreement or any other Loan Paper or other agreement entered into in connection with or as security for this Note, (i) the aggregate of all consideration which is contracted for, taken, reserved, charged or received by Lender under this Note, the Loan Agreement or any other Loan Paper or agreement entered into in connection with or as security for this Note shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by Lender on the principal amount of the Obligations to Lender (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by Lender to the Borrower); and (ii) in the event that the maturity of this Note is accelerated by reason of an Event of Default under the Loan Agreement or otherwise, or in the event of any prepayment, then such consideration that constitutes interest under law applicable to Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Note, the Loan Agreement or otherwise shall be cancelled automatically by Lender as of the date of such acceleration of prepayment and, if theretofore paid, shall be credited by Lender on the principal amount of the Obligations (or, to the extent that the principal amount of such Obligations shall have been or would thereby be paid in full, refunded by Lender to the Borrower).

         To the extent that Texas Finance Code Section 303.002 is relevant to Lender for the purposes of determining the Highest Lawful Rate, the applicable rate ceiling under such provisions shall be determined by the indicated (weekly) rate ceiling from time to time in effect, subject to Lender's right subsequently to change such method in accordance with applicable law. Notwithstanding anything to the contrary contained herein or in any of the other Loan Papers, it is not the intention of the Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.



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         This Note is performable and payable in the County of Midland, State of
Texas, and shall be construed in accordance with, and governed by, the laws of the State of Texas; provided, however, that the laws pertaining to allowable rates of interest may, from time to time, be governed by the laws of the United States of America.


                                      NATURAL GAS SERVICES GROUP, INC.


                                      By: /s/ Wayne Vinson
                                          -------------------------------------
                                          Wayne Vinson, President



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